PROXY TABULATOR P.O. BOX 9132 HINGHAM, MA 0243-9132
THREE EASY WAYS TO VOTE YOUR PROXY
Read the Proxy Statement and have the Proxy card at hand.
TELEPHONE:        Call 1-800-690-6903 and follow the simple instructions.

INTERNET:    Go to www.proxyweb.com and follow the on-line instructions.
MAIL:      Vote, sign, date and return your proxy by mail.
 If you vote by Telephone or Internet, do not mail your proxy.

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PROXY

McCARTHY FUND

SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 27, 2004

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF ADVISORS SERIES TRUST

The undersigned hereby appoints Rodney A. DeWalt and Douglas G. Hess, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the McCarthy Fund (the "Fund"), a series of Advisors Series Trust (the "Trust"), to be held on September 27, 2004 at the offices of the Fund’s Administrator, U.S. Bancorp Fund Services, LLC, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (the "Meeting"), to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business on August 17, 2004. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

DATE: _____________________________, 2004

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

_____________________________________________
Signature(s)          (Title(s), if applicable)

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This proxy will be voted as specified below. IF THE PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Please indicate by filling in the appropriate box below.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

To approve Investment Advisory Agreement between McCarthy Group Advisors, LLC and the Advisors Series Trust on behalf of the McCarthy Fund.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

In their discretion, the named proxies may vote upon any other matters which may legally come before the meeting, or any adjournment thereof.

WE NEED YOUR VOTE BEFORE SEPTEMBER 27, 2004

Your vote is important. If you are unable to attend the meeting in person, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the meeting and avoid additional expenses associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the meeting. You may revoke your proxy before it is voted at the meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the meeting and voting in person.

 THANK YOU FOR YOUR TIME

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